Exhibit 10.31

August 8, 1995


Mr. Philip J. Dion
Chairman of the Board and Chief Executive Officer
Del Webb Corporation

         RE:      1995/96 Executive Management Incentive Plan Award Agreement

Dear Phil:

         Del Webb Corporation (the "Company") has adopted the Del Webb Corporation 1995 Executive Management Incentive Plan (the "Plan"). Under the Plan, the Human Resources Committee (the "Committee") of the Company's Board of Directors is authorized to make awards of performance-based compensation to you.

         The Committee has decided to make an award to you pursuant to which you may become entitled to receive performance-based compensation. The payment of the performance-based compensation is subject to the terms and provisions of the Plan and this letter, which is the "Award Agreement".

         1. Performance Compensation: The maximum amount of your Performance Compensation will depend on the level at which the Performance Goal is satisfied. For fiscal year ended June 30, 1996 ("Performance Period") the Committee will evaluate performance under one or more of the following specific performance elements: 3.75% of after tax net earnings; revenue growth relative to the revenue growth of the proxy comparator peer group; and/or unit closings growth relative to the unit closings growth of the proxy comparator peer group. The Performance Compensation and Performance Goals under which the 1995/96 Performance Award will be made are set forth in Exhibit A.

         If the Performance Goals are satisfied during the Performance Period, you will be entitled to receive the Performance Compensation provided by this paragraph, subject to the discretionary adjustment provisions of paragraph 2. If the Performance Goal evaluation is not satisfied at the minimum level, you will not be entitled to receive any performance-based compensation.

         Your Performance Compensation, if any, will be paid to you as soon as administratively feasible following the date the Committee certifies that the Performance Goals for the Performance Period have been satisfied.

Mr. Philip J. Dion
August 8, 1995
Page 2


         2. Discretionary Adjustments: We have set the Performance Compensation that could be payable to you upon attainment of the Performance Goals at an intentionally high level. We have followed this approach because under the terms of the Plan the Committee has the discretion to reduce or eliminate (but not increase) the amount of your Performance Compensation on the basis of subjective factors the Committee determines to be appropriate. The Committee reserves this right.

         3. Status of Plan: This Award Agreement is made pursuant to the provisions of the Plan. The Plan is incorporated herein and a copy is attached as Exhibit B. In the event of any conflict between the provisions of the Plan and this Award Agreement, the provisions of the Plan control.

         4. Deferral of Payments: You may elect to defer all or a portion of the Performance Compensation payable to you pursuant to the terms and provisions of the Del Webb Corporation Deferred Compensation Plan. Any such election must be made on or before December 15, 1995.

         5. Amendments: This Award Agreement may be amended only by a written agreement executed by the Company and you. Any changes required in order to qualify the Performance Compensation as performance-based compensation for the purposes of Section 162(m) of the Internal Revenue Code of 1986, however, may be unilaterally adopted by the Company without your consent.

         Please execute the acknowledgment in the enclosed extra copy of this letter and return it in the enclosed self-addressed, stamped envelope.

                                             DEL WEBB CORPORATION

                                             By: _______________________________
                                             Chairman, Human Resources Committee

                                 ACKNOWLEDGMENT
                                 --------------

         I acknowledge receipt of a copy of the Del Webb Corporation 1995 Executive Management Incentive Plan. I also acknowledge that no amounts will be payable to me pursuant to the Plan or this Award Agreement if the Performance Goals referred to above are not attained within the Performance Period. I also acknowledge that the Committee has the right to reduce the Performance Compensation in the exercise of its discretion. I accept the terms and provisions of this Award Agreement and the Plan.

DATED: ____________________, 1995            ___________________________________
                                             Your signature

PERFORMANCE BASED INCENTIVE PLAN - EXHIBIT A
FY 96 DEL WEBB CORPORATION
PERFORMANCE GOALS

(1)
                         3.75% AFTER-TAX EARNINGS
                        -------------------------
                                     Performance         (2)                      DEL WEBB
                                    Compensation                                  HOUSING       MAXIMUM
                        $$$         (Thousands)                                   REVENUE       --------------
                        ---         -------------                                 GROWTH        Performance
                                                                                                Compensation
                                                                                                (Thousands)
                                                                                  -----------   --------------
                         48,055         $1,800                                         +5.00%          $1,750
                         43,755         $1,640                                         +4.00%          $1,600
                         39,455         $1,480                                         +3.00%          $1,450
                         35,155         $1,320                                         +2.00%          $1,300
Budget                   30,855         $1,160                                         +1.00%          $1,150
                         26,855         $1,010           Peer Group Avg. Inc.        ----              $1,000
                         22,855           $860                                         -1.00%            $850
                         18,855           $710                                         -2.00%            $700
                         14,855           $560                                         -3.00%            $550
                         10,855           $410                                         -4.00%            $400
                          6,855           $260                                         -5.00%            $250


(3)
                  DEL WEBB
                  -----------       MAXIMUM
                   UNIT            Performance
                  CLOSINGS         Compensation
                  GROWTH           (Thousands)
                  -----------      -------------

                         +5.00%         $1,750
                         +4.00%         $1,600
                         +3.00%         $1,450
                         +2.00%         $1,300
                         +1.00%         $1,150
Peer Group Avg. Inc.  ----              $1,000
                         -1.00%           $850
                         -2.00%           $700
                         -3.00%           $550
                         -4.00%           $400
                         -5.00%           $250

NOTES:

(1) After-tax earnings for FY 96 have been budgeted at $30.9M. Under this criterion, the performance compensation is computed at 3.75% of achieved results. This chart depicts various performance compensation maximums under several possible scenarios.

(2) This performance compensation criterion will be based upon the actual average housing revenue growth experienced by the homebuilder peer group as defined below. The maximum performance compensation will then vary by 1% increments from the peer group average, calculated from the most recent trailing four quarters of SEC filed information, within the stated maximum performance compensation range of $1.75M to $0.25M. For FY 95, the Company's housing revenues totaled $764.5M.

(3) This performance compensation criterion will be based upon the actual average unit closings growth experienced by the homebuilder peer group as defined below. The maximum performance compensation will then vary by 1% increments from the peer group average, calculated from the most recent trailing four quarters of SEC filed information, within the stated maximum performance compensation range of $1.75M to $0.25M. For FY 95, the Company's unit closings totaled 4,316.

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Homebuilder Peer Group:  Centex  Corporation,  Continental  Homes Holding Corp.,
Hovnanian   Enterprises,   Inc.,  Kaufman  &  Broad  Home  Corporation,   Lennar
Corporation, Pulte Corporation, The Ryland Group, Inc., Standard Pacific Corp., and Toll Brothers, Inc.

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